[Moores Rowland Letterhead]

Our Ref: DS/AMD/office/pw

Securities and Exchange Commission

Washington, D.C. 20549

U.S.A.

Gentlemen,

Teda Travel Inc.

We have read Item 4 of the Captioned Amendment No. 2 to Form 8-K to be filed with the SEC, a copy of which is enclosed herewith for identification purpose.

We advise that we agree with the statement contained there in so far as they relate to our firm.

Very truly yours

Moores Rowland

/s/ Moores Rowland

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 2~~1~~

TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 23, 2002

TEDA TRAVEL INCORPORATED

(Exact name of registrant as specified in its chapter)

Florida

65-0963971

State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

Suite 1801, Chinachem Johnston Plaza

178 Johnston Road, Wanchai Hong Kong

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

For identification

purposes only

Moores Rowland

                                             N/A

(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountant.

(a)

Previous Independent Auditors:

(i)

Moores Rowland, CPA (“Rowland”) was the independent auditors of the Accounting Acquirer, Teda Hotels Management Company Limited (“Teda Hotels”) for the period from the date of incorporation to December 31, 2001 through June 30, 2002.  Subsequent to the completion of the reverse merger, Rowland expressed that they will not stand for re-election as independent auditors of Teda Hotels.  The management had on October 29, 2002 appointed Weinberg & Co. ~~Jimmy C.H. Cheung & Co~~. to succeed Rowland as independent auditors of Teda Hotels.

(ii)

Rowland’s reports on the financial statements of the Company for the fiscal year ended December 31, 2001 and December 31, 2000, contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)

The Company’s Board of Directors approved the change in accountants.

(iv)

For the two most recent fiscal years and any subsequent interim period through Rowland’s decision not to stand for reelection on ~~retirement~~ as the independent auditors of Teda Hotels on October 23, 2002, there has been no disagreement between Teda Hotels and Rowland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Rowland would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(v)

For the two most recent fiscal years and any subsequent interim period through Rowland’s decision not to stand for reelection on as the independent auditors of Teda Hotels ~~retirement~~ on October 23, 2002, the Company has not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

(b)

New Independent Accountants:

(i)

The Company engaged Weinberg & Company, Weinberg & Co., P.A., 6100 Glades Road, Suite 314, Boca Raton, Florida 33434 (“Weinberg”), as its new independent accountants as of October 23, 2002.  Prior to such date, the Company did not consult with Weinberg regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Rowland, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditors as described in Item 304(a)(1)(iv) of Regulation S-B. ~~Robert Jarkow, who was the independent auditor for Teda Travel Incorporated prior to the merger will act in this capacity after the reverse merger and the appointment of Weinberg from October 23, 2002.~~

Item 7.  Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Letter from Moores Rowland, CPA ~~*~~*

* To be filed by Amendment

~~Filed with the original Form 8—K on December 11, 2002 (SEC File No. 000—29077)~~

For identification

purposes only

Moores Rowland

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January   , 2003~~December 26, 2002~~

TEDA TRAVEL INCORPORATED

(Registrant)

By:  /s/ GODFREY HUI CHIN TONG

Godfrey Hui Chin Tong, Managing Director

For identification

purposes only

Moores Rowland